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                                                                Exhibit 4.7


                              CERTIFICATE OF TRUST
                                       OF
                               RLI CAPITAL TRUST I


         THIS Certificate of Trust of RLI Capital Trust I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. C. Section 3801 ET SEQ.) (the "Act").

         1. NAME. The name of the statutory trust formed hereby is RLI Capital Trust I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention Corporate Trust Administration.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

                                 WILMINGTON TRUST COMPANY



                                 By: /s/ Anita E. Dallago
                                    ------------------------------------
                                 Name:  Anita E. Dallago
                                 Title: Senior Financial Services Officer